POWER OF ATTORNEY

	I, Anthony Rosback, hereby authorize and designate:
	Monica M. Gaudiosi, Vice President and Secretary of AmeriGas Propane, Inc.
	Steven A. Samuel, Vice President - Law and General Counsel of AmeriGas Propane,
Inc.
	Jessica A. Milner, Assistant Secretary of AmeriGas Propane, Inc.
	Pamela A. Meredith, Associate Counsel of UGI Corporation
each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3, Initial Statement of Beneficial Ownership of Securities, Forms 4, Statements of Changes in Beneficial Ownership, and Forms
5, Annual Statements of Changes in Beneficial Ownership, or any successor reporting forms with the United States Securities and Exchange Commission (the
"SEC") for the purpose of complying with Section 16 of the Securities Exchange
Act of 1934, as amended (the "Act"), and the rules and regulations thereunder with respect to my position as Vice President and Chief Operating Officer of
AmeriGas Propane, Inc., the General Partner of AmeriGas Partners, L. P.  The
duration of this authorization shall be coextensive with my reporting obligations as a present or former Officer of AmeriGas Propane, Inc. under
Section 16 of the Act.

3/23/2015
Date							/s/ Anthony Rosback


STATE OF Pennsylvania

COUNTY OF Montgomery


	On this 23rd day of March, 2015, Anthony Rosback personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



/s/ Carol A. Gorman
Notary Public

5/6/15
My Commission Expires: